CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K, into the Company's previously filed Registration Statement File Nos. 333-83961, 333-83959, 333-86989, 333-92389, 333-52046, 333-60122, and 333-71416 on Form S-8 and the Company's previously filed Registration Statement File No. 333-81555 on Form S-4.

Arthur Anderson LLP

Dallas, Texas
March 27, 2002